                                                                    Exhibit 10.3



                             TAX SHARING AGREEMENT
                             ---------------------


     This Agreement is entered into as of the 11th day of December, 1996 between Murphy Oil Corporation, ("Murphy Oil"), a Delaware corporation, and Deltic Timber Corporation ("Deltic"), a Delaware corporation, successor corporation to Deltic Farm & Timber Co., Inc.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Murphy Oil and Deltic intend to enter into a Distribution Agreement dated as of December 11, 1996 (the "Distribution Agreement"), providing for the distribution by Murphy Oil to its stockholders of all of the common stock of Deltic (the "Distribution");

     WHEREAS, Murphy Oil and Deltic desire to set forth their agreement on the rights and obligations of Murphy Oil, Deltic and their respective Affiliates with respect to various Tax matters and the handling and allocation of federal, state, and local Taxes incurred in Taxable periods beginning prior to the Distribution Date;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

     1.  Definitions.
         -----------
     (a)  As used in this Agreement:

     "Affiliate" (and the correlative meaning, "Affiliation") of any person shall mean any individual, corporation, partnership or other entity directly or indirectly controlling, controlled by or under common control with such person.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

     "Consolidated Murphy Group Tax" shall mean the consolidated Federal Tax liability of the Murphy Oil Consolidated Group for any period with respect to which a consolidated Federal Tax Return is filed by Murphy Oil for such group.

     "Deltic Federal Tax Liability" shall mean, with respect to any Tax Sharing Period, the sum of (i) the Deltic Group's share of Consolidated Murphy Group Tax and (ii) any interest, penalties or other additions to such Taxes for such period computed in each case as if the Deltic Group were not and never were part of the Murphy Oil Consolidated

Group, but rather were a separate affiliated group of corporations filing a consolidated Federal Tax Return.

     "Deltic Group" shall mean the corporations that are members of the affiliated group of corporations of which Deltic will be the common parent (within the meaning of Section 1504 of the Code) immediately after the Distribution Date and any predecessors or successors thereto.

     "Deltic Tax Asset Statement" shall be, with respect to any Tax Asset attributable to the Deltic Group ("Deltic Tax Asset"), a computation of the Deltic Tax Asset Value prepared by a nationally recognized public accounting firm selected by Deltic and acceptable to Murphy Oil.

     "Deltic Tax Asset Value" shall be the hypothetical benefit to the Deltic Group produced by any Deltic Tax Asset had such Tax Asset been utilized by the Deltic Group as a separate affiliated group of corporations filing a consolidated Federal Tax Return for all periods. Such hypothetical tax savings shall be calculated in good faith and in accordance with past practices.

     "Distribution Date" shall mean the date on which Murphy Oil distributes to its stockholders all of the common stock of Deltic.

     "Federal Tax" shall mean any Tax imposed under Subtitle A of the Code.

     "Final Determination" shall mean (i) a "determination" as defined in
Section 1313(a) of the Code, (ii) the date of acceptance by or on behalf of the Internal Revenue Service of Form 870-AD (or any successor form thereto), as a final resolution of tax liability for any taxable period, except that a Form 870-AD (or successor form thereto) that reserves the right of the taxpayer to file a claim for refund and/or the right of the Internal Revenue Service to assert a further deficiency shall not constitute a Final Determination with respect to the item or items so reserved; or (iii) the payment (or receipt of a refund) of Tax by Murphy Oil with respect to any item disallowed or adjusted by the Internal Revenue Service.

     "Murphy Oil Consolidated Group" shall mean, with respect to any Taxable period, the corporations that are members of the affiliated group of corporations of which Murphy Oil is the common parent within the meaning of
Section 1504 of the Code.

     "Murphy Oil Group" shall mean the corporations that are members of the Murphy Oil Consolidated Group during any Taxable period, excluding the corporations that are the members of the Deltic Group.

     "Other Taxes" are defined in Section 4.

     "Post-Distribution Period" shall mean any taxable period (or portion thereof) beginning after the close of business on the Distribution Date.

     "Pre-Distribution Period" shall mean any Taxable period (or portion thereof) ending on or before the close of business on the Distribution Date.

     "Pre-Distribution Tax Liability" shall mean the Consolidated Murphy Group Tax for any Pre-Distribution Period and for the portion of any Taxable period including but not ending on the Distribution Date.

     "Prime" shall mean the rate announced from time to time as "prime" by Morgan Guaranty Trust Company to Murphy Oil as the prime rate.

     "Referee" is defined in Section 16.

     "Return" shall mean any Tax return, statement, report or form (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority.

     "Tax" (and the correlative meaning, "Taxes,"

"Taxing" and "Taxable") shall mean (A) any net income, gross income, gross receipts, alternative or add-on minimum, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, transfer, recording, severance, stamp, occupation, premium, property, environmental, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by a Taxing Authority; (B) any liability of Murphy Oil, Deltic or any Affiliate of Murphy Oil or Deltic (or, in each case, any successor in interest thereto by merger or otherwise), as the case may be, for the payment of any amounts of the type described in clause (A) for any taxable period resulting from the application of Treasury Regulation Section 1.1502-6 or, in the case of any similar provision applicable under state law; and (C) any liability of Murphy Oil, Deltic or any Affiliate of Murphy Oil or Deltic (or, in each case, any successor in interest thereto by merger or otherwise) for the payment of any amounts described in clause (A) as a result of any express or implied obligation to indemnify any other party.

     "Tax Asset" shall mean any net operating loss, net capital loss, excess tax credit, or other similar tax attribute which could reduce Federal Taxes.

     "Tax Sharing Period" shall mean any taxable period (or any portion thereof) beginning after December 31, 1986 and ending on or before the Distribution Date.

     "Tax Package" shall mean one or more packages of information reasonably necessary for the purpose of preparing Federal Tax Returns of the Murphy Oil Consolidated Group with respect to a Pre-Distribution Period completed in all material respects in accordance with the standards that Murphy Oil has heretofore established for its subsidiaries.

     "Taxing Authority" shall mean any governmental authority responsible for the imposition of any Tax.

     (b) Any term used in this Agreement which is not defined in this Agreement shall, to the extent the context requires, have the meaning assigned to it in the Code or the applicable Treasury regulations thereunder.

     2.  Federal Taxes--Administrative and Compliance Matters.
         ----------------------------------------------------

     (a) Sole Tax Sharing Agreement.  The parties acknowledge that the members
         --------------------------
of the Deltic Group are includible in the Murphy Oil Consolidated Group for the Pre-

Distribution Period. Any and all existing tax sharing agreements or arrangements, written or unwritten, between the Murphy Oil Group and the Deltic Group shall be terminated as of December 31, 1986, and after such date this Agreement shall constitute the sole tax sharing agreement between the Murphy Oil Group and each member of the Deltic Group.

     (b) Designation of Agent.  Each member of the Deltic Group hereby
         --------------------
irrevocably designates Murphy Oil as its agent for the purpose of taking any and all actions (including the execution of waivers of applicable statutes of limitation) necessary or incidental to the filing of any Federal Tax Return, any amended Federal Tax Return, or any claim for refund (including those resulting from an item or Tax Asset that may arise in a Post-Distribution Period), credit or offset of Tax or any other proceedings in each case relating to any Pre-Distribution Period.

     (c) Pre-Distribution Period Returns.  Murphy Oil will prepare and file the
         -------------------------------
consolidated Federal Tax Returns for all Pre-Distribution Periods. Deltic shall prepare and deliver to Murphy Oil a Tax Package with respect to the 1996 taxable year on or before April 1, 1997.

     3.   Allocation of Federal Taxes.
          ---------------------------

     (a)  General.  For any Tax Sharing Period, Deltic shall pay to Murphy Oil
          -------
an amount equal to the Deltic Federal Tax Liability.

     (b)  Estimated Payments. Murphy Oil shall determine the amounts of
          ------------------
estimated tax installments payable with respect to the Deltic Federal Tax Liability for 1996. Deltic shall, within 5 days of receipt of such determination, pay to Murphy Oil the amount so determined.

     (c)  Payment of Taxes for Tax Sharing Periods.
          ----------------------------------------

          (i) On or before 5 days prior to the due date (including all applicable and valid extensions) for the Murphy Oil Consolidated Group's 1996 Federal Tax Return, Murphy Oil shall deliver a statement to Deltic reflecting the Deltic Federal Tax Liability for 1996.

          (ii) On or before the date Murphy Oil files the Murphy Oil Consolidated Group's 1996 Federal Tax Return, Deltic shall pay to Murphy Oil, or Murphy Oil shall pay to Deltic, as appropriate, an amount equal to the difference, if any, between (x) the Deltic Federal Tax Liability for 1996 and

     (y) the aggregate amount of estimated tax installments paid with respect to the Deltic Federal Tax Liability for 1996 pursuant to Section 3(b).

         (iii) If the Murphy Oil Consolidated Group's 1996 Federal Tax Return reflects a Deltic Tax Asset that may under applicable law be used to reduce Consolidated Murphy Group Tax for any taxable period, then within 30 days of receipt by Murphy Oil of a Deltic Tax Asset Statement, Murphy Oil shall pay to Deltic the amount owing pursuant to such Deltic Tax Asset Statement.

     (d)  Treatment of Adjustments for Tax Sharing Periods.  If any adjustment
          ------------------------------------------------
is made in a Federal Tax Return filed for any taxable period that includes a Tax Sharing Period, after the filing thereof, then at the time of a Final Determination of the adjustment, Murphy Oil shall pay Deltic or Deltic shall pay to Murphy Oil, as the case may be, the difference between all payments actually made under Section 3 with respect to the taxable year or period covered by such Tax Return and all payments that would have been made under Section 3 taking such adjustment into account, together with any penalties and interest actually paid for each day until the date of Final Determination.

     (e)  Carrybacks and Certain Other Matters.
          ------------------------------------

          (i) Deltic agrees to carry to Pre-Distribution Periods any Tax Asset as to which such carryback is optional, if requested to do so by Murphy Oil.
          (ii) Murphy Oil agrees to pay Deltic the Deltic Tax Asset Value for any Deltic Tax Asset arising in a Post-Distribution period that is carried back to reduce Consolidated Murphy Group Tax. Within 30 days of receipt by Murphy Oil of a Deltic Tax Asset Statement, Murphy Oil shall satisfy its obligations under this paragraph 3(e)(ii) by paying to Deltic the amount owing pursuant to such Deltic Tax Asset Statement.

          (iii) If, subsequent to the payment by Murphy Oil to Deltic of any amount referred to in Section 3(e)(ii) above, there shall be a Final Determination that results in a disallowance or a reduction of the Deltic Tax Asset so carried back, Deltic shall repay to Murphy Oil within 30 days of such event the amount that would not have been payable to Deltic pursuant to Section 3(e)(ii) had the Deltic Tax Asset Value been determined in light of such event, plus interest at a rate equal to Prime computed from the date of payment made pursuant to Section 3(c)(ii) and penalties, if any, imposed solely in connection with a disallowance or reduction of the Deltic Tax Asset.

     (f)  Deductions for Certain Payments Made by Murphy Oil. Notwithstanding
          --------------------------------------------------
anything in this Agreement to the contrary, the amount of any Deltic Federal Tax Liability or Deltic Tax Asset shall be computed without regard to any deduction arising from the payment or satisfaction by Murphy Oil of any compensation expense or compensatory award (including, without limitation, bonuses, stock options, and restricted stock awards) that have not been and will not be reimbursed by any member of the Deltic Group.


     4.  Other Taxes.
         -----------

         (a) Liability for all Taxes other than Federal Taxes ("Other Taxes"), attributable to any member of the Deltic Group, shall be the sole responsibility of the Deltic Group. The responsibility for filing all Returns relating to Other Taxes attributable to any member of the Deltic Group for all Tax periods ending on or before the Distribution Date shall be the sole responsibility of Murphy Oil. Except as otherwise provided in the Distribution Agreement, the responsibility for filing all Returns relating to Other Taxes attributable to any member of the Deltic Group for all Tax periods ending after the Distribution Date shall be the sole responsibility of Deltic. Liability for Other Taxes attributable to any member of the Murphy Oil Group and the responsibility for filing all Returns relating to such Other Taxes shall be the sole responsibility of the Murphy Oil Group. Each party agrees to indemnify and hold the other harmless in accordance with the undertakings contained in this
Section 4(a).

     (b) The Deltic Group shall be entitled to all refunds and credits of Other Taxes attributable to any member of the Deltic Group, and the Murphy Oil Group shall be entitled to all refunds and credits of Other Taxes attributable to any member of the Murphy Oil Group.

     5.  Certain Representations and Covenants.
         -------------------------------------

     (a) Representations.  Deltic and Murphy Oil, as
         ---------------
the case may be, represent that, as of the date hereof and on the Distribution Date, (i) there is no plan or intention (A) to liquidate Deltic or Murphy Oil or to merge Deltic or Murphy Oil with any unaffiliated corporation subsequent to the Distribution or (B) to sell or otherwise dispose of any asset of Deltic or Murphy Oil subsequent to the Distribution, except, in each case, in the ordinary course of business; (ii) neither Deltic nor Murphy Oil is aware of any plan or intention by the current stockholders of Murphy Oil to sell, exchange, transfer by gift, or otherwise dispose of any of their stock in Murphy Oil or Deltic subsequent to the Distribution; and (iii) Murphy Oil has received a representation to that effect from C.H. Murphy, Jr., First United Bancshares, First National Bank of El Dorado and First National Bank of Magnolia.

     (b) Deltic Covenants.  Deltic covenants to Murphy Oil that (i) during the
         ----------------
two-year period following the Distribution Date it will not liquidate, merge, consolidate, combine or affiliate with any other person, discontinue or materially change the conduct of a material portion of its businesses independently and with its own employees, redeem or otherwise reacquire its stock, or sell, exchange, dis-tribute or otherwise dispose of its assets other than (A) in the ordinary course of business or (B) in the case of any disposition by Deltic of its farmland, in the event an attractive unsolicited offer is received; (ii) following the Distribution, Deltic will, for a minimum of two years, continue the active conduct of the historic business conducted by Deltic throughout the five year period prior to the Distribution; (iii) within one year of the Distribution, Deltic will use its best efforts to consummate an offering of $30-40 million of common, convertible preferred or "straight" preferred stock, provided that in no event will the offering, when added to any other issuances of stock by Deltic that are contemplated at the time of the Distribution Date, exceed an amount that, if all such issuances were treated as made immediately prior to the Distribution, would cause Murphy Oil to own less than 80% of the total combined voting power of all classes of stock of Deltic entitled to vote or less than 80% of the total number of shares of all other classes of stock of Deltic; (iv) that it will diligently undertake to effectuate its growth strategies, including the acquisition of timber properties, in accordance with the plan presented to the Board of Directors of Murphy on August 7, 1996, and (v) on or after the Distribution, Deltic will not, nor will it permit any member of the Deltic Group to, make or change any accounting method, amend or take any Tax position on any Tax Return, take any other action, omit to take any action or enter into any transaction that reasonably could be expected to result in any increased Tax liability or reduction of any Tax Asset of the Murphy Oil Consolidated Group or any member thereof (immediately after the Distribution) in respect of any Pre-Distribution Period, without first obtaining the written consent of an authorized representative of Murphy Oil.

     (c)  Murphy Oil Covenants.  On or after the Distribution, Murphy Oil will
          --------------------
not, nor will it permit any member of the Murphy Oil Group to make or change any accounting method, amend any Tax Return or take any Tax position on any Tax Return, take any other action, omit to take any action or enter into any transaction that reasonably could be expected to result in any increased Tax liability or reduction of any Tax Asset of the Deltic Group or any member thereof (immediately after the Distribution) in respect of any Pre-Distribution Period, without first obtaining the written consent of an authorized representative of Deltic.

     (d) Exceptions.  Notwithstanding the foregoing, Deltic may take actions
         ----------
inconsistent with the covenants contained in Section 5(b)(i) and 5(b)(ii) above, or may, within one year of the Distribution, issue shares in excess of the amount described in Section 5(b)(iii) above if:

     (i) Deltic obtains a ruling from the Internal Revenue Service to the effect that such actions will not result in the Distribution being taxable to Murphy Oil or its stockholders; or

     (ii) Deltic obtains an unqualified opinion acceptable to Murphy Oil to the same effect as in Section 5(d)(i) from a nationally recognized independent tax counsel.

     (e) Best Efforts.  For purposes of the covenant contained in Section
         ------------
5(b)(iii), if Deltic does not make the offering described therein within one year of the Distribution, Deltic will be considered to have used its best efforts to do so if Deltic obtains a ruling from the Internal Revenue Service to the effect that failure to make such offering will not result in the Distribution being taxable to Murphy Oil or its stockholders.

     6.  Indemnities.
         -----------

     (a) Deltic Indemnity.  Deltic and each member of the Deltic Group will
         ----------------
jointly and severally indemnify Murphy Oil and each member of the Murphy Oil Group, against and hold them harmless, on an after tax basis, from

     (i) any Pre-Distribution Tax Liability assessed after the Distribution Date pursuant to a Final Determination, to the extent attributable to an adjustment of any item of income, gain, gross receipts, loss, credit, deduction or other tax attribute of any member of the Deltic Group;

     (ii) any liability resulting from a breach by Deltic or any member of the Deltic Group after the Distribution Date of any representation or covenant made by Deltic herein; and

     (iii) all direct and indirect costs and expenses (including, without limitation, legal fees and expenses and any personnel costs and expenses) incurred by Murphy Oil with respect to any item or liability described in
   Section 6(a)(i) or (ii).

     (b) Murphy Oil Indemnity.  Murphy Oil and each member of the Murphy Oil
         --------------------
Group will jointly and severally
indemnify Deltic and each member of the Deltic Group against and hold them harmless, on an after tax basis from

     (i) any Pre-Distribution Tax Liability, other than any such liabilities described in Sections 6(a)(i) or (ii) hereof,

     (ii) any liability resulting from a breach by Murphy Oil or any member of the Murphy Oil Group after the Distribution Date of any representation or covenant made by Murphy Oil herein.

     (c)  Discharge of Indemnity.   Deltic and Murphy Oil shall discharge their
          ----------------------
obligations under Sections 6(a) and 6(b) hereof, respectively, by paying the relevant amount within 15 days of demand therefor. After a Final Determination of an obligation of Deltic under Section 6(a), Murphy Oil shall send a statement to Deltic showing the amount due thereunder. Notwithstanding the foregoing, if either Deltic or Murphy Oil disputes in good faith the fact or amount of its obligation under Section 6(a) or Section 6(b), then no payment of the amount in dispute shall be required until any such good faith dispute is resolved in accordance with Section 16 hereof; provided, however, that any amount not paid
                                   --------  -------
within 30 days of demand therefor shall
bear interest at a rate equal to Prime computed from the date of demand.

     (d)  Refunds.  Any refunds of Tax, net of any tax payable by reason of the
          -------
receipt of such refund, received by Murphy Oil relating to a Pre-Distribution Period, to the extent attributable to any item or adjustment of any item of income, loss, credit, deduction or other tax attribute of any member of the Deltic Group shall be paid by Murphy Oil to Deltic within 30 days of receipt of such refund.

     (e)  Method of Calculation.  Except as otherwise provided, the amount of
          ---------------------
Deltic's liability under Section 6(a)(i) and Murphy Oil's liability under
Section 6(b)(i) and 6(d) shall be calculated as if the Deltic Group were not and never were part of the Murphy Oil Group, but rather were a separate affiliated group of corporations filing a consolidated Federal Tax Return for all periods.

     7.  Communication and Cooperation.
         -----------------------------

     (a) Consult and Cooperate.  Deltic and Murphy Oil shall consult and
         ---------------------
cooperate (and shall cause each of their Affiliates to cooperate) fully at such time and to the extent reasonably requested by the other party in connection with all matters subject to this Agreement. Such cooperation shall include, without limitation,

     (i) the retention and provision on reasonable request of any and all information including all books, records, documentation or other information, any necessary explanations of information, and access to personnel, until the expiration of all applicable statutes of limitations (giving effect to any extension, waiver, or mitigation thereof);

     (ii) the execution of any document that may be necessary or helpful in connection with any required Return or in connection with any audit, proceeding, suit or action; and

     (iii) the use of the parties' best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing.

     (b)   Provide Information. Murphy Oil and Deltic shall keep each other
           -------------------
fully informed with respect to any material development relating to all matters subject to this Agreement.

     8.    Audits and Contest.
           ------------------

     (a) Murphy Oil shall have full control over all matters relating to any Federal Tax Return filed by the Murphy Oil Consolidated Group or any Federal Tax audit, dispute or proceeding (whether administrative or judicial) relating to any Tax matters of the Murphy Oil Consolidated Group. Murphy Oil shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any matter described in the preceding sentence.

     (b) With respect to Returns relating to Other Taxes attributable to any member of the Deltic Group, except as otherwise provided in the Distribution Agreement, Deltic shall have full control over all matters relating to any state audit, dispute or proceeding (whether administrative or judicial) in connection therewith. Deltic shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any matter described in the preceding sentence.

     9.  Payments.
         --------
     All payments to be made hereunder shall be made in immediately available funds. Payments shall be deemed made when received.

     10.   Notices.
           -------

     Any notice, demand, claim, or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery or mailing thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other address as a party may specify by notice to the other):

     If to Murphy Oil, to:

     Murphy Oil Corporation
     200 Peach Street
     P.O. Box 7000
     El Dorado, AR 71731-7000

     Attn: Income Tax Manager


     If to Deltic, to:

     Deltic Timber Corporation
     200 Peach Street
     P.O. Box 7000
     El Dorado, AR 71731-7000

     Attn: Vice President, Finance and Administration


     11.  Costs and Expenses.
          ------------------

     Except as expressly set forth in this Agreement, each party shall bear its own costs and expenses incurred pursuant to this Agreement. For purposes of this Agreement, "out-of-pocket" expenses shall include reasonable attorney fees, accountant fees and other related professional fees and disbursements.

     12.  Effectiveness; Termination and Survival.
          ---------------------------------------

     This Agreement shall become effective upon the consummation of the Distribution. Notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitations (giving effect to any extension, waiver or mitigation thereof).


     13.  Section Headings.
          ----------------

     The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof or in any way affect the meaning or interpretation of this Agreement.

     14.  Entire Agreement; Amendments and Waivers.
          ----------------------------------------

     (a)  Entire Agreement.  This Agreement contains the entire understanding of
          ----------------
the parties hereto with respect to the subject matter contained herein. No alteration, amendment, modification, or waiver of any of the terms of this Agreement shall be valid unless made by an instrument signed by an authorized officer of Murphy Oil and Deltic, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) Waiver. No failure or delay by any party in exercising any right, power
         ------
or privilege hereunder shall operate as a waiver hereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege.

     15.  Governing Law and Interpretation.  This Agreement has been made in and
          --------------------------------
shall be construed and enforced in accordance with the laws of the State of Arkansas without regard to principles of conflicts of law.

     16.  Dispute Resolution.  If the parties hereto are unable to agree to
          ------------------
resolve any disagreement or dispute relating to this Agreement other than with respect to Section 5 within 20 days, such disagreement or dispute shall be resolved by a nationally recognized law firm or accounting firm expert in tax matters that is mutually acceptable to the parties hereto ("Referee"). A Referee so chosen shall resolve any such disagreement pursuant to such procedures as it may deem advisable. Any such resolution shall be binding on the parties hereto without further recourse. The costs of any such Referee shall be apportioned between Murphy Oil and Deltic as determined by such Referee in such manner as the Referee deems reasonable, taking into account the circumstances of the dispute, the conduct of the parties and the resolution of the dispute.

     17.  Counterparts.
          ------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18.  Assignments; Third Party Beneficiaries.
          --------------------------------------

This Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to benefit any person other than the parties hereto and such successors and assigns, and no such other person shall be a third party beneficiary hereof.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.


                             Murphy Oil on its own behalf and on
                             behalf of the companies
                             listed on Schedule 1 hereto.

                             By: /s/ S. Cosse
                                --------------------------


                             Title: Senior Vice President
                                   -----------------------


                             Deltic on its own behalf and on
                             behalf of the companies
                             listed on Schedule 2 hereto.


                             By: /s/ Clefton D. Vaughan
                                --------------------------


                             Title: Vice President
                                   -----------------------

                                   Schedule 1


Arkansas Oil Company
El Dorado Exploration, S.A.
Murphy Denmark Oil Company
Murphy Eastern Oil Company
Murphy Equatorial Guinea Oil company
Murphy France Oil Company
Murphy Ireland Oil Company
Murphy Italy Oil Company
Murphy Loop, Inc.
Murphy Latin America Refining & Marketing, Inc.
Murphy New Zealand Oil Company
Murphy Oil Trading Company (Eastern)
Murphy Pakistan Oil Company
Norske Murphy Oil Company
Spur Oil Corporation
Murphy Gas Gathering, Inc.
New Murphy Oil (U.K.) Corporation
Murphy Exploration & Production Company
Murphy Building Corporation
El Dorado Engineering, Inc.
El Dorado Contractors, Inc.
Ocean International Finance Corporation
Norske Ocean Exploration Company
Ocean Spain Oil Company
Ocean Exploration Company
ODECO Gabon Oil Company
Ocean Gabon Oil Company
Murphy Overseas Ventures, Inc.
ODECO Italy Oil Company
Ocean France Oil Company
Mentor Holding Corporation
Murphy Western Oil Company
Mentor Excess & Surplus Lines Insurance Co.
Mentor Insurance and Reinsurance Corporation
Murphy Spain Oil Company
Murphy Somalia Oil Company
Murphy Yemen Oil Company
Murphy Oil USA, Inc.
Murphy Ventures Corporation
Murphy South Atlantic Oil Company

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

                                   Schedule 2

Deltic Timber Purchasers, Inc.
Chenal Properties, Inc.

                                       29